Hologic Announces Financial Results for Third Quarter of Fiscal 2018

– Company Tops Revenue and EPS Guidance –

– Revenue of $824.0 Million Grows 2.2%, 1.1% in Constant Currency –

– Company Posts GAAP Diluted EPS of $0.41, Non-GAAP Diluted EPS of $0.58 –

MARLBOROUGH, Mass., July 31, 2018 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal third quarter ended June 30, 2018.

"We posted good financial results in the third quarter, with both revenue and EPS exceeding our guidance," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "Our Breast Health and international businesses continued their strong recent performance. And Surgical and Cynosure both showed sequential improvement, in line with our expectations."

Recent Highlights

  Global revenue growth was driven by the Breast Health and international businesses.

    Breast health revenue of $307.9 million increased 8.5%, or 7.4% in constant currency, compared to the prior year period.
    International revenue, excluding the acquired Cynosure business, increased 20.2%, or 14.5% in constant currency, to $163.8 million.
  Completed today the acquisition of Faxitron Bioptics, a privately-held leader in digital specimen radiography, for approximately $85 million.
  Announced that Chief Financial Officer Bob McMahon will depart to join Agilent; Chief Accounting Officer Karleen Oberton promoted to CFO.
  Continued to advance research and development pipeline, launching several new products; ThinPrep® Integrated Imager in the United States; Panther Fusion® MRSA assay in Europe; Panther Fusion respiratory assays in Canada; and TempSure™ Vitalia in North America.
  Repurchased 2.2 million shares of common stock for $80.8 million.  The Company's Board of Directors also approved a new $500 million share repurchase plan to replace the previous authorization.

Key financial results for the fiscal third quarter are shown in the table below.

	GAAP			Non-GAAP
	Q3'18	Q3'17	Change Increase (Decrease)	Q3'18	Q3'17	Change Increase (Decrease)
Revenues	$824.0	$806.1	2.2%	$824.0	$806.1	2.2%
Gross Margin	52.9%	50.8%	210 bps	62.6%	63.1%	(50 bps)
Operating Expenses	$302.9	$294.6	2.8%	$279.0	$274.9	1.5%
Operating Margin	16.2%	14.3%	190 bps	28.8%	29.0%	(20 bps)
Net Margin	13.7%	7.4%	630 bps	19.3%	18.0%	130 bps
Diluted EPS	$0.41	$0.21	95.2%	$0.58	$0.50	16.0%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under "Use of Non-GAAP Financial Measures." Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.

Revenue Detail

			Increase (Decrease)
$ in millions	Q3'18	Q3'17	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Cytology & Perinatal	$121.1	$121.0	0.1%	(1.8%)
Molecular Diagnostics	$154.5	$144.1	7.3%	6.3%
Blood Screening	$18.6	$19.0	(2.2%)	(2.2%)
Total Diagnostics	$294.3	$284.1	3.6%	2.3%	0.6%	14.6%	8.5%
Total Diagnostics ex. Blood	$275.6	$265.1	4.0%	2.6%	0.8%	14.7%	8.5%

Breast Imaging	$254.3	$236.5	7.5%	6.5%
Interventional Breast Solutions	$51.0	$45.0	13.3%	12.4%
Other	$2.6	$2.2	18.2%	8.7%
Total Breast Health	$307.9	$283.7	8.5%	7.4%	4.4%	26.1%	20.5%

Body	$22.8	$36.7	(37.7%)	(37.9%)
Skin	$41.2	$45.4	(9.3%)	(11.5%)
Women's Health/Other	$27.7	$28.0	(1.1%)	(2.6%)
Total Medical Aesthetics	$91.7	$110.0	(16.7%)	(18.0%)	(17.8%)	(15.4%)	(18.3%)

Total GYN Surgical	$107.7	$106.5	1.1%	0.3%	(2.4%)	22.5%	16.5%

Skeletal Health	$22.5	$21.8	3.2%	2.1%	(3.4%)	18.3%	14.7%

Total	$824.0	$806.1	2.2%	1.1%	(0.3%)	10.5%	5.5%
Total Revenue ex. Blood	$805.4	$787.1	2.3%	1.1%	(0.2%)	10.5%	5.5%

Other Financial Highlights

  U.S. revenue of $616.8 million decreased (0.3%).  Total international revenue of $207.2 million increased 10.5%, or 5.5% in constant currency.
  Gross margin was 52.9% on a GAAP basis, and 62.6% on a non-GAAP basis.  GAAP gross margin increased 210 basis points, while non-GAAP declined 50 basis points, primarily due to geographic and product sales mix.
  GAAP net income of $112.9 million increased 89.7%.  Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $261.7 million, an increase of 0.4%.
  Total debt outstanding at the end of the quarter was $3.2 billion.  The Company ended the quarter with cash and equivalents of $575.4 million, and a net leverage ratio (net debt over adjusted EBITDA) of 2.6 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.4% declined 20 basis points.

Financial Guidance for Fiscal 2018

Based on the Company's strong performance in the fiscal third quarter, Hologic is increasing its full-year 2018 revenue guidance and raising its EPS guidance slightly at the midpoint.

Hologic's financial guidance for the fourth quarter and full fiscal year 2018 is shown in the tables immediately below. The guidance is based on a full year non-GAAP tax rate of approximately 23%, and diluted shares outstanding of approximately 278 to 279 million for the full year. As a reminder, percentage changes versus the prior year are affected by the blood screening divestiture and the Cynosure acquisition, both of which closed in the second quarter of fiscal 2017. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2018 as in fiscal 2017. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2018.

	Current Guidance			Previous Guidance
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Constant Currency % Increase Decrease)	Reported % Increase (Decrease)	Guidance $
Fiscal 2018
Revenue	3.9% to 4.4%	4.8% to 5.3%	$3,205 - $3,220	2.7% to 3.7%	4.0% to 4.9%	$3,180 - $3,210
GAAP EPS		N.M.	$(0.25) – $(0.23)		N.M.	$(0.34) – $(0.29)
Non-GAAP EPS		10.3% to 11.3%	$2.24 - $2.26		9.4% - 11.8%	$2.22 - $2.27

Q4 2018
Revenue	0.1% to 1.9%	(0.4%) to 1.5%	$800 - $815
GAAP EPS		13.8% to 20.7%	$0.33 - $0.35
Non-GAAP EPS		16.0% to 20.0%	$0.58 - $0.60

To assist with "apples to apples" analyses of Hologic's ongoing, base business, the historical contributions of blood screening to Hologic's quarterly revenues and EPS are shown below:

	GAAP
	2017					2018
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
Revenue	$65.2	$38.3	$19.0	$18.0	$140.5	$12.6	$11.3	$18.6
EPS	$0.06	$1.62	$0.01	$0.01	$1.70	$0.01	$0.01	$0.01

	Non-GAAP
	2017					2018
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
Revenue	$65.2	$38.3	$19.0	$18.0	$140.5	$12.6	$11.3	$18.6
EPS	$0.10	$0.04	$0.01	$0.01	$0.16	$0.01	$0.01	$0.01

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP income from operations; non-GAAP operating margin; non-GAAP interest expense; non-GAAP pre-tax income; non-GAAP tax rate; non-GAAP net margin; non-GAAP net income; non-GAAP diluted EPS; adjusted EBITDA; and adjusted ROIC. Constant currency presentations show reported period revenue results as if the foreign exchange rates were the same as those in effect in the comparable prior year period. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) impairment of goodwill and intangible assets; (iiI) additional depreciation expense from acquired fixed assets and accelerated depreciation related to business consolidation and closure of facilities; (iv) additional expense resulting from the purchase accounting adjustment to record inventory at fair value; (v) non-cash interest expense related to amortization of the debt discount from the equity conversion option of convertible notes; (vi) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vii) transaction related expenses for divestitures and acquisitions; (viii) gain on disposal of business; (ix) debt extinguishment losses and related transaction costs; (x) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (xi) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xii) other-than-temporary impairment losses on investments and realized (gains) losses resulting from the sale of investments; (xiii) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities and providing taxes for the deemed repatriation of foreign earnings (xiv) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results as detailed in our reconciliations of such adjustments; and (xv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the third quarter of fiscal 2018. Approximately 10 minutes before the call, dial 888-224-1005 (in the U.S.) or +1 323-794-2551 (international) and enter access code 9960251. A replay will be available approximately two hours after the call ends through Friday, August 24, 2018. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 9960251. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Aptima, MyoSure, NovaSure, Cynosure, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding recently passed U.S. tax reform legislation; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Revenues:
Product	$677.9	$674.1	$1,973.7	$1,882.3
Service and other	146.1	132.0	430.8	373.6
Total revenues	824.0	806.1	2,404.5	2,255.9

Cost of revenues:
Product	226.1	249.3	656.9	648.1
Amortization of acquired intangible assets	79.4	79.1	239.0	217.9
Service and other	82.5	68.1	232.9	186.8

Gross profit	436.0	409.6	1,275.7	1,203.1

Operating expenses:
Research and development	54.4	62.5	166.0	172.3
Selling and marketing	141.1	145.4	411.1	358.8
General and administrative	86.3	65.5	248.0	252.7
Amortization of acquired intangible assets	15.3	15.2	44.4	47.3
Impairment of intangible asset	—	—	46.0	—
Impairment of goodwill	—	—	685.7	—
Gain on sale of business	—	—	—	(899.7)
Restructuring charges	5.8	6.0	11.4	10.8
Total operating expenses	302.9	294.6	1,612.6	(57.8)

Income (loss) from operations	133.1	115.0	(336.9)	1,260.9
Interest income	1.5	1.1	4.4	3.3
Interest expense	(34.5)	(39.1)	(114.4)	(117.1)
Debt extinguishment losses	—	(2.6)	(45.9)	(2.6)
Other income, net	5.2	0.1	2.9	13.7

Income (loss) before income taxes	105.3	74.5	(489.9)	1,158.2
Provision (benefit) for income taxes	(7.6)	15.0	(328.1)	485.4

Net income (loss)	$112.9	$59.5	$(161.8)	$672.8

Net income (loss) per common share:
Basic	$0.41	$0.21	$(0.59)	$2.40
Diluted	$0.41	$0.21	$(0.59)	$2.35

Weighted average number of shares outstanding:
Basic	273,729	280,824	275,900	279,901
Diluted	275,569	287,638	275,900	285,957

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 30, 2018	September 30, 2017
ASSETS

Current assets:
Cash and cash equivalents	$575.4	$540.6
Accounts receivable, net	551.7	533.5
Inventories	370.5	331.6
Other current assets	97.8	72.9
Total current assets	1,595.4	1,478.6

Property, plant and equipment, net	461.5	472.8
Goodwill and intangible assets, net	4,942.4	5,943.5
Other assets	92.1	84.7
Total assets	$7,091.4	$7,979.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$525.2	$1,150.8
Accounts payable and accrued liabilities	533.9	543.5
Deferred revenue	176.1	171.2
Total current liabilities	1,235.2	1,865.5

Long-term debt, net of current portion	2,721.9	2,172.1
Deferred income taxes	494.9	973.6
Other long-term liabilities	189.9	183.7
Total stockholders' equity	2,449.5	2,784.7
Total liabilities and stockholders' equity	$7,091.4	$7,979.6

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Nine Months Ended
	June 30, 2018	July 1, 2017
OPERATING ACTIVITIES
Net (loss) income	$(161.8)	$672.8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	77.8	63.5
Amortization of acquired intangibles	283.4	265.2
Non-cash interest expense	13.1	38.9
Stock-based compensation expense	53.1	53.4
Deferred income taxes	(470.3)	(304.6)
Goodwill impairment charge	685.7	—
Intangible asset impairment charge	46.0	—
Debt extinguishment loss	45.9	2.6
Gain on disposal of business	—	(899.7)
Fair value write-up of acquired inventory sold	—	22.3
Net gains on sale of marketable securities	—	(3.6)
Other adjustments and non-cash items	6.8	1.8
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(13.8)	(29.7)
Inventories	(39.3)	(20.2)
Prepaid income taxes	(21.9)	(4.5)
Prepaid expenses and other assets	0.3	(4.4)
Accounts payable	0.4	(28.3)
Accrued expenses and other liabilities	(8.6)	15.4
Deferred revenue	3.7	0.8
Net cash provided by (used in) operating activities	500.5	(158.3)
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(4.4)	(1,478.9)
Proceeds from sale of business	—	1,865.0
Capital expenditures	(37.9)	(35.8)
Increase in equipment under customer usage agreements	(35.6)	(38.2)
Proceeds from sale of available-for-sale marketable securities	0.1	87.1
Purchase of cost-method investment	(6.0)	—
Other activity	(3.9)	(5.6)
Net cash (used in) provided by investing activities	(87.7)	393.6
FINANCING ACTIVITIES
Proceeds from long-term debt	1,500.0	—
Repayment of long-term debt	(1,350.0)	(56.3)
Proceeds from senior notes	1,350.0	—
Repayment of senior notes	(1,037.7)	—
Payments to extinguish convertible notes	(546.2)	(290.1)
Proceeds from amounts borrowed under revolving credit line	960.0	125.0
Repayments of amounts borrowed under revolving credit line	(1,065.0)	—
Repayment of amounts borrowed under accounts receivable securitization program	(9.0)	(48.0)
Proceeds from accounts receivable securitization agreement	28.8	48.0
Payment of debt issuance costs	(23.5)	—
Purchase of interest rate caps	(3.7)	—
Repurchase of common stock	(187.3)	—
Proceeds from issuance of common stock pursuant to employee stock plans	24.1	42.5
Payments under capital lease obligations	(1.3)	(0.4)
Payment of minimum tax withholdings on net share settlements of equity awards	(16.1)	(19.3)
Net cash used in financing activities	(376.9)	(198.6)
Effect of exchange rate changes on cash and cash equivalents	(1.1)	3.3
Net increase in cash and cash equivalents	34.8	40.0
Cash and cash equivalents, beginning of period	540.6	548.4
Cash and cash equivalents, end of period	$575.4	$588.4

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Gross Profit:
GAAP gross profit	$436.0	$409.6	$1,275.7	$1,203.1
Adjustments:
Amortization of acquired intangible assets (1)	79.4	79.1	239.0	217.9
Incremental depreciation expense (2)	0.2	0.2	0.5	0.8
Integration/consolidation costs (3)	0.5	0.2	0.5	0.8
Fair value write-up of acquired inventory (15)	—	19.9	—	22.3
Non-GAAP gross profit	$516.1	$509.0	$1,515.7	$1,444.9

Gross Margin Percentage:
GAAP gross margin percentage	52.9%	50.8%	53.1%	53.3%
Impact of adjustments above	9.7%	12.3%	9.9%	10.7%
Non-GAAP gross margin percentage	62.6%	63.1%	63.0%	64.0%

Operating Expenses:
GAAP operating expenses	$302.9	$294.6	$1,612.6	$(57.8)
Adjustments:
Amortization of acquired intangible assets (1)	(15.3)	(15.2)	(44.4)	(47.3)
Incremental depreciation expense (2)	(1.6)	(0.8)	(6.7)	(1.7)
Transaction expenses (4)	(0.6)	(0.7)	(1.4)	(22.7)
Non-income tax (charge) benefit (9)	—	12.4	4.0	(16.4)
Integration/consolidation costs (3)	(0.6)	(9.4)	(1.7)	(14.0)
Restructuring charges (3)	(5.8)	(6.0)	(11.4)	(10.8)
Research and development asset charge (16)	—	—	(1.7)	—
Impairment of intangible asset (17)	—	—	(46.0)	—
Impairment of goodwill (18)	—	—	(685.7)	—
Gain on sale of business (14)	—	—	—	899.7
Non-GAAP operating expenses	$279.0	$274.9	$817.6	$729.0

Operating Margin:
GAAP income (loss) from operations	$133.1	$115.0	(336.9)	1,260.9
Adjustments to gross profit as detailed above	80.1	99.4	240.0	241.8
Adjustments to operating expenses as detailed above	23.9	19.7	795.0	(786.8)
Non-GAAP income from operations	$237.1	$234.1	$698.1	$715.9

Operating Margin Percentage:
GAAP income (loss) from operations margin percentage	16.2%	14.3%	(14.0)%	55.9%
Impact of adjustments above	12.6%	14.7%	43.0%	(24.2)%
Non-GAAP operating margin percentage	28.8%	29.0%	29.0%	31.7%

Interest Expense:
GAAP interest expense	$34.5	$39.1	$114.4	$117.1
Adjustments:
Non-cash interest expense relating to convertible notes (5)	—	(4.4)	(3.5)	(14.4)
Interest expense relating to Cynosure dissenting shareholders (15)	—	(1.5)	—	(1.5)
Debt transaction costs (10)	—	—	(4.3)	—
Non-GAAP interest expense	$34.5	$33.2	$106.6	$101.2

Pre-Tax Income (Loss):
GAAP pre-tax earnings (loss)	$105.3	$74.5	(489.9)	1,158.2
Adjustments to pre-tax earnings (loss) as detailed above	104.0	125.0	1,042.8	(529.1)
Debt extinguishment losses (6)	—	2.6	45.9	2.6
Loss (gain) on sale of available-for-sale marketable securities (7)	—	—	0.6	(3.7)
Unrealized losses (gains) on forward foreign currency contracts (8)	(4.7)	3.5	(4.4)	(1.1)
Non-GAAP pre-tax income	$204.6	$205.6	595.0	626.9

Net income (loss):
GAAP net income (loss)	$112.9	59.5	$(161.8)	$672.8
Adjustments:
Amortization of acquired intangible assets (1)	94.7	94.3	283.4	265.2
Fair value write-up of acquired inventory sold (15)	—	19.9	—	22.3
Non-cash interest expense relating to convertible notes (5)	—	4.4	3.5	14.4
Interest expense relating to Cynosure dissenting shareholders (15)	—	1.5	—	1.5
Restructuring, integration/consolidation costs and transaction expenses (3) (4)	7.5	16.3	15.0	48.3
Non-income tax expense (benefit) (9)	—	(12.4)	(4.0)	16.4
Incremental depreciation expense (2)	1.8	1.0	7.2	2.5
Impairment of intangible asset (17)	—	—	46.0	—
Impairment of goodwill (18)	—	—	685.7	—
Research and development asset charge (16)	—	—	1.7	—
Debt extinguishment losses and expenses (6) (10)	—	2.6	50.2	2.6
Loss (gain) on sale of available-for-sale marketable securities (7)	—	—	0.6	(3.7)
Unrealized losses (gains) on forward foreign currency contracts (8)	(4.7)	3.5	(4.4)	(1.1)
Gain on sale of business (14)	—	—	—	(899.7)
Discrete impact of tax reform (11)	(27.4)	—	(354.5)	—
Income tax effect of reconciling items (12)	(25.7)	(45.7)	(108.9)	294.2
Non-GAAP net income	$159.1	$144.9	$459.7	$435.7

Net Income (Loss) Percentage:
GAAP net income (loss) percentage	13.7%	7.4%	(6.7)%	29.8%
Impact of adjustments above	5.6%	10.6%	25.8%	(10.5)%
Non-GAAP net income percentage	19.3%	18.0%	19.1%	19.3%

Earnings (loss) per share:
GAAP earnings (loss) per share - Diluted	$0.41	$0.21	$(0.59)	$2.35
Adjustment to net earnings (as detailed above)	0.17	0.29	2.24	(0.83)
Non-GAAP earnings per share – diluted (13)	$0.58	$0.50	$1.65	$1.52

Adjusted EBITDA:
Non-GAAP net income	$159.1	$144.9	$459.7	$435.7
Interest expense, net, not adjusted above	33.0	32.2	102.2	97.9
Provision for income taxes	45.6	60.6	135.4	191.2
Depreciation expense, not adjusted above	24.0	23.0	70.6	61.0
Adjusted EBITDA	$261.7	$260.7	$767.9	$785.8

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.

(3)

To reflect restructuring charges, and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal and accounting fees.

(4)

To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)

To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit. To reflect non-income tax benefit in the third quarter of fiscal 2017 of $12.4 million from refunds received from amending the Company's Medical Device Excise tax filings and a charge of $28.8 million recorded in the second quarter of fiscal 2017 as the Company determined during the second quarter that a loss became probable associated with a non-income tax issue under audit.

(10)

To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Company's Credit Agreement and Senior Notes in the first and second quarters of fiscal 2018, respectively.

(11)

To reflect the discrete impact of tax reform to the provision for income taxes effective in the first quarter of fiscal 2018. The primary benefit on a year to date basis was primarily due to re-measuring the Company's domestic net deferred tax liabilities at a significantly lower federal tax rate. The impact to the third quarter income tax provision was primarily due to the reversal of the amount accrued for the transition tax (i.e., repatriation of cash held offshore).

(12)	To reflect an estimated annual effective tax rate of 22.75% and 31.0% for fiscal 2018 and 2017, respectively.
(13)

Non-GAAP earnings per share was calculated based on 275,569 and 278,806 weighted average diluted shares outstanding for the three and nine months ended June 30, 2018, respectively, and 287,638 and 285,957 for the three and nine months ended July 1, 2017, respectively.

(14)	To reflect the gain realized on the sale of the Blood Screening business to Grifols in the second quarter of fiscal 2017.
(15)	To reflect the fair value step up of inventory sold during the period related to the Cynosure acquisition.
(16)	To reflect the purchase of intangible assets to be used in a research and development project that have no future alternative use.
(17)	To reflect the impairment of an IPR&D asset acquired in the Cynosure acquisition that was abandoned during the second quarter of fiscal 2018 due to unsuccessful clinical results.
(18)

To reflect a goodwill impairment charge in the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business. The Company identified impairment indicators in the second quarter of fiscal 2018 and performed an interim goodwill impairment test, which resulted in the fair value of the reporting unit being significantly less than its carrying value. Accordingly, the Company recorded a goodwill impairment charge in the second quarter of fiscal 2018.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending September 29, 2018		Year Ending September 29, 2018
	Low	High	Low	High
GAAP Net Income Per Share	$0.33	$0.35	$(0.25)	$(0.23)
Amortization of intangible assets	$0.34	$0.34	$1.36	$1.36
Amortization of debt discount	—	—	$0.01	$0.01
Debt extinguishment losses and transaction costs	—	—	$0.18	$0.18
Restructuring, incremental depreciation and other charges	$0.01	$0.01	$0.06	$0.06
Impairment of intangible assets	—	—	$0.17	$0.17
Impairment of goodwill	—	—	$2.46	$2.46
Discrete impact of tax reform	—	—	$(1.27)	$(1.27)
Tax Impact of exclusions	$(0.10)	$(0.10)	$(0.48)	$(0.48)
Non-GAAP Net Income Per Share	$0.58	$0.60	$2.24	$2.26

				Trailing Twelve Months ended June 30, 2018
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income				$602.9
Non-GAAP provision for income taxes				198.2
Non-GAAP interest expense				140.7
Non-GAAP other income				(4.9)
Adjusted net operating profit before tax				$936.9
Non-GAAP average effective tax rate (1)				24.7%
Adjusted net operating profit after tax				$705.2

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt				$3,234.0
Less: Average cash, cash equivalents and restricted cash				(581.9)
Average net debt				$2,652.1
Average stockholders' equity (3)				$3,055.6
Average net debt plus average stockholders' equity				$5,707.7

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders' equity)				12.4%

(1)

ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended September 30, 2017 was 30.5%, the three months ended December 30, 2017 and March 31, 2018 was 23.0% and the three months ended June 30, 2018 was 22.3%.

(2)	Calculated using the average of the balances as of June 30, 2018 and July 1, 2017.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, and the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018.

				As of
				June 30, 2018
Leverage Ratio:

Total principal debt				$3,281.7
Total cash				(575.4)
Net principal debt, as adjusted				$2,706.3
EBITDA for the last four quarters				$1,030.6
Leverage Ratio				2.6

Other Supplemental Information:
	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Geographic Revenues
U.S.	74.9%	76.7%	75.0%	78.1%
Europe	11.4%	9.4%	11.8%	9.9%
Asia-Pacific	9.0%	8.7%	8.5%	7.9%
Rest of World	4.7%	5.2%	4.7%	4.1%
Total Revenues	100.0%	100.0%	100.0%	100.0%